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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-92906) pertaining to the Second Amended and Restated Stock Option Plan of Standard Management Corporation, the Registration Statement (Form S-8 No. 333-41119) pertaining to the Amended and Restated Stock Option Plan of Standard Management Corporation and the Registration Statement (Form S-8 No. 333-41117) pertaining to the Standard Management Corporation Savings Plan, of our report dated January 15, 2001, with respect to the consolidated financial statements of Standard Management International S. A. and subsidiaries, as at September 30, 2000 and 1999 and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2000 included in the Annual Report on Form 10-K/A of Standard Management Corporation.

                                                 /s/ KPMG Audit

Luxembourg
July 23, 2001